                                                                      EXHIBIT 21

                                Manor Care, Inc.
                           Subsidiaries of the Company

Manor Care, Inc. is a Delaware corporation. The following list sets forth the principal subsidiaries of the Company and the place of their incorporation. Except as otherwise noted, all of these subsidiaries are directly or indirectly wholly owned by the Company.

1. ManorCare Health Services, Inc., a Delaware corporation - includes 68 active omitted subsidiaries operating in the United States and providing health care services.

2. New ManorCare Health Services, Inc., a Delaware corporation - includes 19 active omitted subsidiaries operating in the United States and providing health care services.

3.       Four Seasons Nursing Centers, Inc., a Delaware corporation.

4.       Health Care and Retirement Corporation of America, an Ohio corporation
         - includes 19 active omitted subsidiaries operating in the United States and providing health care services.

5. Heartland Rehabilitation Services, Inc., an Ohio corporation - includes 22 active omitted subsidiaries operating in the United States and providing health care services.

6. HCR Home Health Care and Hospice, Inc., an Ohio corporation - includes two active omitted subsidiaries operating in the United States and providing health care services.

7. In Home Health, Inc., a Minnesota corporation, of which the Company owns approximately 41 percent of its common stock and all of its preferred stock.

8.       MileStone Healthcare, Inc., a Delaware corporation.

9.       Community Hospital of Mesquite, Inc., a Texas corporation.

10. Genesis Health Ventures, Inc., a Pennsylvania corporation, of which the Company effectively controls approximately 14 percent of the voting capital stock.

11. Heartland Medical Information Services, Inc., an Ohio corporation, of which the Company owns approximately 90 percent of its common stock.

12.      MNR Finance Corp., a Delaware corporation.